EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated September 21, 2005, in the Registration Statement (Form S-1) and related Prospectus of Avatech Solutions, Inc. for the registration of 5,143,777 shares of its common stock.

/s/ Ernst & Young LLP

Baltimore, Maryland

February 3, 2006